SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

September 20, 2006

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800, Denver, Colorado	80203-4518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                         303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01              OTHER EVENTS

On September 20, 2006, the Board of Directors adopted stock ownership guidelines for its Chief Executive Officer, other executive officers and its non-management directors.  The Chief Executive Officer is expected to own Cimarex stock in an amount equal to five times his annual base salary, and each executive officer who reports to the Chief Executive Officer is expected to own stock in an amount equal to three times his annual base salary.  A newly appointed executive officer has three years from the date of his election to comply with the guidelines.  Each non-management director is expected to own Cimarex stock in an amount equal to three times his annual cash retainer, and directors have three years from the date of their initial election to comply.  Restricted stock, restricted stock units, performance awards and deferred compensation units are counted in calculating ownership; options are not included.

Also, on September 20, the Board approved an amendment to Cimarex’s Corporate Governance Guidelines providing that a director who is the Chief Executive Officer should serve on the boards of no more than three public companies (including Cimarex), and all other directors should serve on the boards of no more than five public companies (including Cimarex).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: October 13, 2006	By:	/s/ Paul Korus
Paul Korus, Vice President,
Chief Financial Officer and Treasurer